UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):   September 9, 2002

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE

Items 1.-4.	Not Applicable.

Item 5.	Other Events and Regulation FD Disclosure.

On September 9, 2002, Harris Corporation (“Harris”) entered into an agreement to sell its ownership interest in its LiveTV, LLC joint venture to JetBlue Airways Corporation (“JetBlue”). Pursuant to the Membership Interest Purchase Agreement entered into between Harris, the other owners of the equity of LiveTV, LLC, and JetBlue, JetBlue will acquire all of the equity interests in LiveTV, LLC. Under the terms of the agreement JetBlue will pay Harris $19 million cash for Harris’ interest in Live TV, LLC. Also, JetBlue will retire approximately $40 million of LiveTV debt, roughly half of which is currently guaranteed by Harris. Harris expects to record a gain on the sale if the transaction is completed under the terms of the agreement. We currently expect the gain to be approximately $18.5 million. The sale is expected to be completed within the next 60 days and is subject to antitrust approval and other customary closing conditions.

Items 6.-9.	Not Applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Bryan R. Roub
Name:	Bryan R. Roub
Title:	Senior Vice President and Chief Financial Officer

Date: September 9, 2002